 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Response Genetics, Inc. (the “Company”) held its annual meeting of stockholders on July 30, 2012. At the annual meeting, the stockholders of the Company voted on the following matters: (1) the election of seven directors to serve until the Company’s 2013 annual meeting and until their successors are elected and qualified; and (2) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The results of the vote were as follows:

Proposal 1. The stockholders elected Thomas A. Bologna, Kirk K. Calhoun, Michael Metzger, Gary D. Nusbaum, Michael Serruya, Richard van den Broek and David Wurzer as directors until the Company’s 2013 annual meeting and until their successors are elected and qualified.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas A. Bologna	14,836,195	9,683	2,976,027
Kirk K. Calhoun	14,825,052	20,826	2,976,027
Michael Metzger	14,837,055	8,823	2,976,027
Gary D. Nusbaum	14,837,055	8,823	2,976,027
Michael Serruya	14,819,052	26,826	2,976,027
Richard van den Broek	14,808,008	37,870	2,976,027
David Wurzer	14,826,888	18,990	2,976,027

Proposal 2. The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions
17,552,473	269,432	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Date: August 3, 2012	By:	/s/ Thomas Bologna
	Name:	Thomas Bologna
	Title:	Chairman of the Board of Directors and Chief Executive Officer

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